               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                 Years Ended
                                                    -------------------------------------------------------------------
                                                             April 30,                          December 31,
                                                    ----------------------      ---------------------------------------
                                                       1997        1998            1999          2000          2001
                                                    --------      --------      --------       --------       --------
Earnings:

       Income before extraordinary item,
contribution to equity compensation
plan, and recapitalization transaction costs        $ 10,685      $  2,319      $   (818)      $ (2,455)      ($32,483)


       Interest expense including amortization
of debt issuance costs                                 7,816        15,246        27,440         31,097        37,973

Interest portion of Rental Expense                       467           436           596            632           995
                                                    --------      --------      --------       --------       --------
Total Earnings                                      $ 18,968      $ 18,001      $ 27,218       $ 29,274      $  6,485
                                                    ========      ========      ========       ========      ========

Fixed Costs:

       Interest expenses including
amortization of debt issuance costs                 $  7,816      $ 15,246      $ 27,440       $ 31,097        37,973

Interest portion of Rental Expense                       467           436           596            632           995
                                                    --------      --------      --------       --------       --------
Total Fixed Charges                                 $  8,283      $ 15,682      $ 28,036       $ 31,729      $ 38,968
                                                    ========      ========      ========       ========      ========
Ratio of Earnings to Fixed Charges                     2.29x         1.15x         0.97x          0.92x         0.17x
                                                    ========      ========      ========       ========      ========
